                                                                       EXHIBIT 2


                        WAXMAN USA INC. AND SUBSIDIARIES
              INDEX TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION




                                                                           Page
                                                                           ----
Description of Transaction                                                  F-2

Pro Forma Financial Information:
      Condensed Consolidated Balance Sheet as of September 30, 1998         F-3
      Condensed Consolidated Statement of Operations for the Three Months
         Ended September 30, 1998                                           F-4
      Notes to Condensed Consolidated Financial Information                 F-5
      Condensed Consolidated Balance Sheet as of June 30, 1998              F-6
      Condensed Consolidated Statement of Operations for the
         Year Ended June 30, 1998                                           F-7
      Notes to Condensed Consolidated Financial Information                 F-8

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION



         The accompanying unaudited pro forma condensed consolidated financial information gives effect to: (i) the sale of certain assets and liabilities of U.S. Lock, a division of WOC Inc. ("WOC"), a direct wholly-owned subsidiary of Waxman USA Inc. ("Waxman USA" or the "Company") (the "U.S. Lock Sale"), (ii) the application of the estimated net proceeds of the U.S. Lock Sale, including a reduction of a portion of WOC's outstanding debt under the credit agreement with BankAmerica Business Credit and the investment of the remaining net proceeds in short-term investments pending the reinvestment of such funds in the remaining core businesses or further reduction of the Company's debt, (iii) the additional equity earnings from the purchase of U.S. Lock by Barnett Inc. ("Barnett"), in which the Company has a 44.4% ownership interest, and (iv) the adjustment for the deferred gain on the U.S. Lock Sale. The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 1998 has been prepared as if the U.S. Lock Sale occurred on July 1, 1997. The accompanying unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 1998 has been prepared as if the U.S. Lock Sale occurred as of that date. The unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 1998 has been prepared as if the U.S. Lock Sale occurred on July 1, 1998. The accompanying unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 1998 has been prepared as if the U.S. Lock Sale occurred as of that date.

         This information is not necessarily indicative of future consolidated results of operations or financial position and it should be read in conjunction with the separate historical financial statements and related notes of Waxman USA, incorporated herein by reference. In addition, while a significant amount of liquidity has been created as a result of the sale of U.S. Lock by Waxman Industries, Inc., the parent of Waxman USA, a significant amount of cash flow from continuing operations that was available to the Company will no longer be available.

                                 Waxman USA Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 1998
                             (Dollars in thousands)
                                   (Unaudited)



                                                  ----------------------------------------        -----------        ---------
                                                     Waxman       U.S. Lock      Proceeds          Pro Forma         Pro Forma
                                                      USA          Sale(1)       From Sale        Adjustments        Waxman USA
                                                  ----------------------------------------        -----------        ---------
ASSETS
 Current Assets:
   Cash                                           $     266      $       0      $  22,788(3c)      $      --         $  23,054
   Trade Receivables, net                            16,542         (2,574)                                             13,968
   Other Receivables                                  2,431            (60)                                              2,371
   Inventories                                       24,099         (5,115)                                             18,984
   Prepaid Expenses                                   3,381              8                                               3,389
                                                  ----------------------------------------         ---------         ---------
      Total Current Assets                           46,719         (7,741)        22,788                  0            61,766
                                                  ----------------------------------------         ---------         ---------

 Investment in Barnett                               31,168             --             --                 88(4)         31,256
                                                  ----------------------------------------         ---------         ---------

 Property and Equipment:
   Land                                                 413             --             --                 --               413
   Buildings                                          4,358           (780)            --                 --             3,578
   Equipment                                         13,406         (1,724)            --                 --            11,682
                                                  ----------------------------------------         ---------         ---------
                                                     18,177         (2,504)             0                  0            15,673
   Less Accumulated Depreciation
     and Amortization                                (7,435)         1,456             --                 --            (5,979)
                                                  ----------------------------------------         ---------         ---------
 Property and Equipment, net                         10,742         (1,048)             0                  0             9,694
                                                  ----------------------------------------         ---------         ---------

 Cost of Businesses in Excess of
   Net Assets Acquired, net                           8,122             --             --                 --             8,122
 Unamortized Debt Issuance Costs, net                   490             --             --                 --               490
 Other Assets                                         1,637            (22)            --                 --             1,615
                                                  ----------------------------------------         ---------         ---------
      Total Assets                                $  98,878        ($8,811)     $  22,788          $      88         $ 112,943
                                                  ========================================         =========         =========

LIABILITIES
 Current Liabilities:
   Current Portion of Long - Term Debt            $  17,545      $      --        ($5,937)(3b)     $      --         $  11,608
   Senior Subordinated Notes                            895             --             --                 --               895
   Accounts Payable                                   8,998         (1,839)            --                 --             7,159
   Accrued Liabilities                                5,619           (417)            --                 --             5,202
   Accrued Taxes                                        227             --             --                 --               227
   Accrued Interest                                     368             --             --                 --               368
                                                  ----------------------------------------         ---------         ---------
       Total Current Liabilities                     33,652         (2,256)        (5,937)                 0            25,459
                                                  ----------------------------------------         ---------         ---------

 Long-Term Debt, net of current portion                 577             --             --                 --               577
                                                  ----------------------------------------         ---------         ---------
 Senior Notes                                        35,855             --             --                 --            35,855
                                                  ----------------------------------------         ---------         ---------
 Deferred Gain                                           --             --             --              9,220(6)          9,220

 Stockholder's Equity:
   Preferred Stock                                       --             --             --                 --                --
   Common Stock                                          --             --             --                 --                --
   Advances to Waxman Industries, Inc.              (12,173)            --             --                 --           (12,173)
   Paid-in Capital                                   21,462             --             --                 --            21,462
   Retained Earnings                                 20,642         (6,555)        28,725(3a)         (9,132)           33,680
                                                  ----------------------------------------         ---------         ---------
                                                     29,931         (6,555)        28,725             (9,132)           42,969
   Cumulative Currency Translation Adjustment        (1,137)            --             --                 --            (1,137)
                                                  ----------------------------------------         ---------         ---------
       Total Stockholder's Equity                    28,794         (6,555)        28,725             (9,132)           41,832
                                                  ----------------------------------------         ---------         ---------
       Total Liabilities and Equity               $  98,878        ($8,811)     $  22,788          $      88         $ 112,943
                                                  ========================================         =========         =========

                                 Waxman USA Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                  For the Three Months Ended September 30, 1998
                             (Dollars in thousands)
                                   (Unaudited)

                                            ------------------------------------    -----------  ---------
                                              Waxman      U.S. Lock    Proceeds     Pro Forma    Pro Forma
                                               USA          Sale(2)    From Sale    Adjustments  Waxman USA
                                            ------------------------------------    -----------  ---------
Net Sales                                   $ 28,229      ($ 6,549)     $      0      $      0     $ 21,680
Cost of Sales                                 19,141        (4,392)            0             0       14,749
                                            ------------------------------------      --------     --------
Gross Profit                                   9,088        (2,157)            0             0        6,931
Operating Expenses                             7,321        (1,331)           --            --        5,990
Restructuring and Non-recurring charges        1,350            --            --            --        1,350
Corporate Charge                                 870            --            --            --          870
                                            ------------------------------------      --------     --------
Operating Loss                                  (453)         (826)            0             0       (1,279)

Equity Earnings of Barnett                     1,527                                        88 (4)     1,615
Interest Expense, net                          1,500                                      (443)(5)     1,057
                                            ------------------------------------      --------     --------
Loss before Income Taxes                        (426)         (826)            0           531         (721)
Provision for Income Taxes                      (162)          (31)           --            --         (193)
                                            ------------------------------------      --------     --------
Net Loss                                       ($264)        ($795)     $      0      $    531     ($   528)
                                            ====================================      ========     ========

          Earnings per share data is not presented and is not meaningful, as the Company is a wholly-owned subsidiary of Waxman Industries.

                                 Waxman USA Inc.
         Notes To Pro Forma Condensed Consolidated Financial Information
                               September 30, 1998
                             (Dollars in thousands)
                                   (Unaudited)


(1) Represents the U.S. Lock assets sold to and liabilities assumed by Barnett Inc.
(2) Represents the U.S. Lock income statement, excluding an allocated corporate charge, but including an adjusted federal tax provision.
(3)  Represents the following proceeds, expenses and payments:


           Gross proceeds                                                       $33,000
           Compensation to Co-Chief Executive Officers                           (3,800)
           Bonuses to other management personnel                                   (375)
           Legal, accounting and other fees                                        (100)
                                                                                -------
(3a) Proceeds, net of expenses                                                   28,725

(3b) Reduction in bank credit facility collateralized by U.S. Lock assets        (5,937)
                                                                                -------
(3c) Excess cash                                                                $22,788
                                                                                =======

(4) Represents the additional equity earnings for U.S. Lock's net income based on the 44.4% ownership interest in Barnett by the Company. The operating income of U.S. Lock has been adjusted for interest expense incurred by Barnett to fund the purchase and Barnett's tax provision.


US Lock operating income                                                           $826
Estimated interest expense                                                          495
                                                                                --------
Pretax income                                                                       331
Estimated tax                                                                       132
                                                                                --------
US Lock net income                                                                 $199
Waxman USA's ownership interest                                                   44.40%
                                                                                --------
Additional equity income                                                            $88
                                                                                --------

(5) Represents the reduction in interest expense from the partial repayment of the bank credit facility and interest income from the investment of the cash balance in a short term cash management program earning 5.5%.


Net cash invested                                                               $22,788
Investment income rate                                                             5.50%
                                                                                --------
Investment income per year                                                       $1,253
                                                                                --------
Investment income per quarter                                                      $313
                                                                                --------

Interest savings on bank credit facility:
Loan repaid                                                                      $5,937
Interest rate                                                                      8.76%
                                                                                --------
Annualized savings                                                                 $520
                                                                                --------
Quarterly Savings                                                                  $130
                                                                                --------

(6) Represents the deferral of 44.4% of the gain on the sale of U.S. Lock due to the Company's equity ownership interest in Barnett. The deferred gain will be recognized as Barnett amortizes its goodwill created in the acquisition of U.S. Lock or as the Company reduces its equity interest in Barnett.


Gross proceeds                                                                  $33,000
Expenses                                                                         (4,275)
                                                                                -------
Subtotal                                                                         28,725
Assets not on Waxman USA but sold                                                (1,405)
Net assets sold                                                                  (6,555)
                                                                                -------
Gain on sale                                                                     20,765
Percentage owned of Barnett                                                       44.40%
                                                                                -------
Deferred gain                                                                    $9,220
                                                                                -------

                                 Waxman USA Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 1998
                             (Dollars in thousands)
                                   (Unaudited)


                                                  ---------------------------------------         -----------        ---------
                                                    Waxman        U.S. Lock     Proceeds           Pro Forma         Pro Forma
                                                      USA          Sale(1)     From Sale          Adjustments        Waxman USA
                                                  ---------------------------------------         -----------        ---------
ASSETS:
 Current Assets:
   Cash                                           $      73      $       0      $  22,788(3c)      $      --         $  22,861
   Trade Receivables, net                            15,503         (2,478)                                             13,025
   Other Receivables                                  3,055            (82)                                              2,973
   Inventories                                       26,162         (5,655)                                             20,507
   Prepaid Expenses                                   3,026            (57)                                              2,969
                                                  ---------------------------------------          ---------         ---------
      Total Current Assets                           47,819         (8,272)        22,788                  0            62,335
                                                  ---------------------------------------          ---------         ---------

 Investment in Barnett                               29,641             --             --                220(4)         29,861
                                                  ---------------------------------------          ---------         ---------

 Property and Equipment:
   Land                                                 413             --             --                 --               413
   Buildings                                          4,111           (760)            --                 --             3,351
   Equipment                                         12,348         (1,322)            --                 --            11,026
                                                  ---------------------------------------          ---------         ---------
                                                     16,872         (2,082)             0                  0            14,790
   Less Accumulated Depreciation
     and Amortization                                (7,106)         1,401             --                 --            (5,705)
                                                  ---------------------------------------          ---------         ---------
 Property and Equipment, net                          9,766           (681)             0                  0             9,085
                                                  ---------------------------------------          ---------         ---------

 Cost of Businesses in Excess of
   Net Assets Acquired, net                           8,189             --             --                 --             8,189
 Unamortized Debt Issuance Costs, net                   564             --             --                 --               564
 Other Assets                                           753           (137)            --                 --               616
                                                  ---------------------------------------          ---------         ---------
      Total Assets                                $  96,732        ($9,090)     $  22,788          $     220         $ 110,650
                                                  =======================================          =========         =========

LIABILITIES:
 Current Liabilities:
   Current Portion of Long - Term Debt            $  14,855      $      --        ($5,937)(3b)     $      --         $   8,918
   Senior Subordinated Notes                            895             --             --                 --               895
   Accounts Payable                                   7,932         (1,590)            --                 --             6,342
   Accrued Liabilities                                5,203           (343)            --                 --             4,860
   Accrued Taxes                                        250             --             --                 --               250
   Accrued Interest                                   1,339             --             --                 --             1,339
                                                  ---------------------------------------          ---------         ---------
       Total Current Liabilities                     30,474         (1,933)        (5,937)                 0            22,604
                                                  ---------------------------------------          ---------         ---------

 Long-Term Debt, net of current portion                 589             --             --                 --               589
 Senior Notes                                        35,855             --             --                 --            35,855
 Deferred Gain                                           --             --             --              8,963(6)          8,963

 Stockholder's Equity:
   Preferred Stock                                       --             --             --                 --                --
   Common Stock                                          --             --             --                 --                --
   Advances to Waxman Industries, Inc.              (11,391)            --             --                 --           (11,391)
   Paid-in Capital                                   21,462             --             --                 --            21,462
   Retained Earnings                                 20,906         (7,157)        28,725(3a)         (8,743)           33,731
                                                  ---------------------------------------          ---------         ---------
                                                     30,977         (7,157)        28,725             (8,743)           43,802
   Cumulative Currency Translation Adjustment        (1,163)            --             --                 --            (1,163)
                                                  ---------------------------------------          ---------         ---------
       Total Stockholder's Equity                    29,814         (7,157)        28,725             (8,743)           42,639
                                                  ---------------------------------------          ---------         ---------
       Total Liabilities and Equity               $  96,732        ($9,090)     $  22,788          $     220         $ 110,650
                                                  =======================================          =========         =========

                                 Waxman USA Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                        For the Year Ended June 30, 1998
                             (Dollars in thousands)
                                   (Unaudited)

                                            --------------------------------------   -----------    --------
                                              Waxman     U.S. Lock       Proceeds     Pro Forma     Pro Forma
                                               USA        Sale(2)        From Sale   Adjustments    Waxman USA
                                            --------------------------------------   -----------    --------
Net Sales                                   $105,662     ($22,762)        $      0     $      0     $ 82,900
Cost of Sales                                 69,429      (15,177)               0            0       54,252
                                            --------------------------------------     --------     --------
Gross Profit                                  36,233       (7,585)               0            0       28,648
Operating Expenses                            26,661       (4,780)              --           --       21,881
Restructuring and Non-recurring charges           24           --               --           --           24
Corporate Charge                               3,306           --               --           --        3,306
                                            --------------------------------------     --------     --------
Operating Income                               6,242       (2,805)               0            0        3,437

Equity Earnings of Barnett                     6,341                                        220(4)     6,561
Interest Expense, Net                          5,614                                     (1,773)(5)    3,841
                                            --------------------------------------     --------     --------
Income before Taxes                            6,969       (2,805)               0        1,993        6,157
Provision for Income Taxes                     2,659         (104)              --           --        2,555
Extraordinary Charge, net of tax                 115                                                     115
                                            --------------------------------------     --------     --------
Net Income                                  $  4,195      ($2,701)        $      0     $  1,993     $  3,487
                                            ======================================     ========     ========


          Earnings per share data is not presented and is not meaningful, as the Company is a wholly-owned subsidiary of Waxman Industries.

                                 Waxman USA Inc.
         Notes To Pro Forma Condensed Consolidated Financial Information
                                  June 30, 1998
                             (Dollars in thousands)
                                   (Unaudited)


(1) Represents the U.S. Lock assets sold to and liabilities assumed by Barnett Inc.
(2) Represents the U.S. Lock income statement, excluding an allocated corporate charge, but including an adjusted federal tax provision.
(3)  Represents the following proceeds, expenses and payments:

           Gross proceeds                                                       $33,000
           Compensation to Co-Chief Executive Officers                           (3,800)
           Bonuses to other management personnel                                   (375)
           Legal, accounting and other fees                                        (100)
                                                                                -------
(3a) Proceeds, net of expenses                                                   28,725

(3b) Reduction in bank credit facility collateralized by U.S. Lock assets        (5,937)
                                                                                -------
(3c) Excess cash                                                                $22,788
                                                                                =======

(4) Represents the additional equity earnings for U.S. Lock's net income based on the 44.4% ownership interest in Barnett by the Company. The operating income of U.S. Lock has been adjusted for interest expense incurred by Barnett to fund the purchase and Barnett's tax provision.

US Lock operating income                                                         $2,805
Estimated interest expense                                                        1,980
                                                                                --------
Pretax income                                                                       825
Estimated tax                                                                       330
                                                                                --------
US Lock net income                                                                 $495
Waxman USA's ownership interest                                                   44.40%
                                                                                --------
Additional equity income                                                           $220
                                                                                --------

(5) Represents the reduction in interest expense from the partial repayment of the bank credit facility and interest income from the investment of the cash balance in a short term cash management program earning 5.5%.

Net cash invested                                                               $22,788
Investment income rate                                                             5.50%
                                                                                --------
Investment income per year                                                       $1,253
                                                                                --------

Interest savings on bank credit facility:
Loan repaid                                                                      $5,937
Interest rate                                                                      8.76%
                                                                                --------
Annualized savings                                                                 $520
                                                                                --------

(6) Represents the deferral of 44.4% of the gain on the sale of U.S. Lock due to the Company's equity ownership interest in Barnett. The deferred gain will be recognized as Barnett amortizes its goodwill created in the acquisition of U.S. Lock or as the Company reduces its equity interest in Barnett.


Gross proceeds                                                                  $33,000
Expenses                                                                         (4,275)
                                                                                -------
Subtotal                                                                         28,725
Assets not on Waxman USA but sold                                                (1,380)
Net assets sold                                                                  (7,157)
                                                                                -------
Gain on sale                                                                     20,188
Percentage owned of Barnett                                                       44.40%
                                                                                -------
Deferred gain                                                                    $8,963
                                                                                -------